Exhibit 99.1

Invitae Commences Exchange Offer for CombiMatrix Series F Warrants

SAN FRANCISCO, October 6, 2017 – Invitae Corporation (NYSE: NVTA), one of the fastest growing genetic information companies, today announced that it has commenced an offer to exchange (the “Exchange Offer”) each outstanding Series F warrant (CUSIP No. 20009T147) (the “CombiMatrix Series F Warrants”) to acquire one share of common stock of CombiMatrix Corporation (“CombiMatrix”) for 0.3056 of a share of common stock, par value $0.0001 per share, of Invitae (the “Invitae Common Stock”).

Upon the terms and subject to the conditions set forth in Invitae’s prospectus/offer to exchange, dated October 6, 2017 (the “Prospectus”), and the related Letter of Transmittal, Invitae is offering to exchange, for each CombiMatrix Series F Warrant validly tendered and not withdrawn in the Exchange Offer, a number of shares of Invitae Common Stock (the “Warrant Exchange Ratio”) equal to 0.3056, which was calculated as the quotient (rounded to the nearest ten-thousandth) obtained by dividing $2.90 by the average closing price of $9.491 (the “Invitae Trailing Average Share Value”) for shares of Invitae Common Stock on the NYSE for the immediately preceding period of 30 trading days prior to July 31, 2017, the date of the Agreement and Plan of Merger and Reorganization by and among Invitae, Coronado Merger Sub, Inc. and CombiMatrix (the “Merger Agreement”). The Exchange Offer will expire at 12:00 midnight, New York City time, on November 13, 2017 (one minute after 11:59 p.m., New York City time, on November 12, 2017), or any other date and time to which Invitae extends the Exchange Offer (such date and time, as it may be extended, the “Expiration Date”).

The Exchange Offer is subject to the satisfaction or waiver, in Invitae’s sole discretion, of certain conditions, as described in the Prospectus, including, but not limited to, the condition that at least 90% of the CombiMatrix Series F Warrants outstanding immediately prior to the date of the Merger Agreement must have been validly tendered and not properly withdrawn prior to the expiration of the Exchange Offer; provided that Invitae has offered shares of Invitae Common Stock with a value of at least $2.90 per CombiMatrix Series F Warrant (based on the Invitae Trailing Average Share Value). Subject to applicable law, Invitae may, in its sole discretion, terminate, extend or amend the Exchange Offer consistent with the terms of the Merger Agreement if at the Expiration Date the conditions of the Exchange Offer are not met or waived.

Tendered CombiMatrix Series F Warrants may be validly withdrawn from the Exchange Offer at any time until the Expiration Date.

For CombiMatrix Series F Warrants that have been validly tendered at or prior to the Expiration Date and that are accepted for exchange pursuant to the Exchange Offer, settlement will occur promptly following the Expiration Date, assuming the conditions to the Exchange Offer have been either satisfied or waived by Invitae at or prior to the Expiration Date as further described in the Prospectus. In lieu of any fractional shares of Invitae Common Stock that otherwise would be issuable pursuant to the Exchange Offer, each CombiMatrix Series F Warrant holder who would otherwise be entitled to receive a fraction of a share of Invitae Common Stock pursuant to the Exchange Offer will receive a cash payment in lieu of such fractional share equal to the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by $9.491.

This announcement does not contain the full terms and conditions of the Exchange Offer. The complete terms and conditions of the Exchange Offer are set forth in the Prospectus and related Letter of Transmittal that are being sent to holders of the CombiMatrix Series F Warrants. Copies of the Prospectus and Letter of Transmittal may be obtained from the Information Agent for the Exchange Offer, Advantage Proxy, Inc., at (877) 870-8565 (toll free) or (206) 870-8565 (collect).

This press release is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell any securities. The Exchange Offer will be made solely pursuant to the Prospectus, the Letter of Transmittal and related materials, as they may be amended or supplemented. Holders of CombiMatrix Series F Warrants should read Invitae’s commencement Exchange Offer statement on Schedule TO filed with the SEC in connection with the Exchange Offer, which includes as exhibits the Prospectus, the Letter of Transmittal and related materials, as well as any amendments or supplements to the Schedule TO when they become available, because they will contain important information. Each of these documents has been (or in the case of any amendments or supplements, will be) filed with the SEC, and, when available, holders may obtain them for free from the SEC at its website (www.sec.gov) or from Invitae’s information agent in connection with the Exchange Offer.

About Invitae

Invitae Corporation (NYSE: NVTA) is one of the fastest growing genetic information companies in the United States. Invitae’s mission is to bring comprehensive genetic information into mainstream medical practice to improve the quality of healthcare for billions of people. Invitae’s goal is to aggregate the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit our website at invitae.com.

About CombiMatrix

CombiMatrix Corporation (NASDAQ: CBMX) provides sophisticated molecular diagnostic solutions and comprehensive clinical support to foster the highest quality in patient care. CombiMatrix specializes in pre-implantation genetic diagnostics and screening, prenatal diagnosis, miscarriage analysis and pediatric developmental disorders, offering DNA-based testing for the detection of genetic abnormalities beyond what can be identified through traditional methodologies. CombiMatrix testing focuses on advanced technologies, including single nucleotide polymorphism chromosomal microarray analysis, next generation sequencing, fluorescent in situ hybridization and high resolution karyotyping. For more information, please visit www.combimatrix.com.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected expiration date of the Exchange Offer; the structure, timing, stockholder approval and/or completion of the proposed merger; Invitae’s future product offerings and growth potential; and Invitae’s business strategy, including its acquisition growth strategy, and its beliefs regarding the ways in which the proposed merger and Exchange Offer will contribute to that strategy. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks and uncertainties associated with the parties’ ability to satisfy the conditions precedent to the consummation of the proposed transactions, including stockholder approval of and the ability to consummate the proposed merger, the ability of Invitae to conduct the Exchange Offer, and the participation by CombiMatrix Series F warrant holders of the 90% minimum participation; the occurrence of any event that could give rise to the termination of the merger agreement; unanticipated difficulties or expenditures relating to the proposed merger or the Exchange Offer; legal proceedings that may be instituted against the parties in connection with the proposed merger or the Exchange Offer; disruptions of current plans and operations caused by the announcement or pendency of the Exchange Offer or proposed merger; the risk that expected benefits, synergies and growth prospects resulting from the proposed merger may not be achieved in a timely manner, or at all; the risk the businesses of CombiMatrix may not be successfully integrated with Invitae’s business following the closing of the proposed merger; potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger; the reaction of customers and potential customers, payers, partners and competitors to the announcement of the proposed merger; Invitae’s failure to manage growth effectively; Invitae’s ability to develop and commercialize new tests and expand into new markets; risks associated with Invitae’s limited experience with respect to acquisitions; and the other risks set forth in Invitae’s filings with the Securities and Exchange Commission, including the risks set forth in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Additional Information about the Exchange Offer and Merger and Where to Find It

In connection with the Exchange Offer and proposed merger, Invitae and CombiMatrix have filed relevant materials with the Securities and Exchange Commission (the “SEC”), including (a) a registration statement on Form S-4 (Registration No. 333-220448) that contains offer documents for Invitae to conduct the Exchange Offer and (b) a registration statement on Form S-4 (Registration No. 333-220447) that contains a proxy statement/prospectus for CombiMatrix to solicit stockholder approval of the proposed merger. These registration statements were declared effective on October 5, 2017. Investors and securityholders of Invitae and CombiMatrix are urged to read these materials because they contain important information about Invitae and CombiMatrix as well as the Exchange Offer and proposed merger. The offering documents, the proxy statement/prospectus and other relevant materials, and any other documents filed by Invitae or CombiMatrix with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and securityholders may obtain free copies of the documents (i) filed with the SEC by Invitae, by directing a written request to: Invitae Corporation, 1400 16th Street, San Francisco, California 94103, Attention: Investor Relations or (ii) filed with the SEC by CombiMatrix, by directing a written request to: CombiMatrix Corporation, 300 Goddard, Suite 100, Irvine, California 92618, Attention: Investor Relations. Investors and securityholders are urged to read the offering documents, the proxy statement/prospectus and the other relevant materials before making any investment or voting decision with respect to the Exchange Offer or proposed merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the Exchange Offer or proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Invitae and CombiMatrix and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CombiMatrix in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger has been included in the proxy statement/prospectus referred to above. Additional information regarding Invitae’s directors and executive officers is also included in Invitae’s Annual Report on Form 10-K for the year ended December 31, 2016 and the proxy statement for Invitae’s 2017 annual meeting of stockholders. Additional information regarding CombiMatrix’s directors and executive officers is also included in CombiMatrix’s Annual Report on Form 10-K for the year ended December 31, 2016 and the proxy statement for CombiMatrix’s 2017 annual meeting of stockholders. These documents are available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Invitae or CombiMatrix at the addresses set forth above.

NOTE: Invitae and the Invitae logo are trademarks of Invitae Corporation. All other trademarks and service marks are the property of their respective owners.

Source: Invitae Corporation

Contact:

Kate McNeil

ir@invitae.com 347-204-4226

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